Exhibit 99.1
                                                                    ------------

                                     GSV, Inc.

FOR IMMEDIATE RELEASE:


                 GSV, INC. ACQUIRES TEXAS OIL AND GAS INTERESTS

Westport, CT, July 21, 2003. GSV, Inc. (OTCBB Symbol: GSVI) reported today that it had acquired certain oil and gas interests in Texas from Polystick U.S.
Corp., a New York corporation and shareholder of GSV ("Polystick"). The transaction involves the merger of Cybershop, L.L.C., a New Jersey limited liability company and wholly-owned subsidiary of GSV, and Polystick Oil & Gas, Inc., a Delaware corporation and a wholly-owned subsidiary of Polystick. In exchange for the oil and gas interests, GSV issued 4,500,000 shares of Common Stock and 1,500,000 shares of newly authorized Series B Convertible Preferred Stock to Polystick.

Gilad Gat, President and CEO of GSV, said, "this is a major step forward in our plans to transform our business and become a player in the domestic oil and gas industry. Given the recognized need for increased production of natural gas in this country, we believe this is a great time to increase our stake in this exciting industry."

In connection with the acquisition of the oil and gas interests and the issuance of the Series B Preferred Convertible Stock, GSV redeemed all of its existing outstanding Series A Convertible Preferred Stock for $400,000.70. GSV paid $200,000.70 of the redemption price in cash and the balance by a promissory note secured by a lien on all of GSV's assets.

Forward-Looking Statements

Some of the statements in this press release are forward-looking statements that involve risks and uncertainties. These forward-looking statements include statements about our plans, objectives, expectations, intentions and assumptions that are not statements of historical fact. You can identify these statements by the following words:

- "may"
- "will"
- "should"
- "estimates"
- "plans"
- "expects"
- "believes"
- "intends"

and similar expressions. We cannot guarantee our future results, performance or achievements. Our actual results and the timing of corporate events may differ significantly from the expectations discussed in the forward-looking statements. You are cautioned not to place undue reliance on any forward- looking statements. Potential risks and uncertainties that could affect our future operating results include, but are not limited to, our limited operating history, history of losses, need to raise additional capital, and the high risk nature of our business, as well as other risks described in our most recent annual report on Form 10-KSB filed with the Securities and Exchange Commission.